EXHIBIT 99.1

The Bon-Ton Stores, Inc. Names Nancy Walsh Chief Financial Officer

YORK, Pa., Nov. 4, 2015 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (NASDAQ:BONT) today announced the appointment of Nancy A. Walsh to the position of Executive Vice President, Chief Financial Officer of the Company, effective November 9, 2015. Ms. Walsh will have responsibility for Accounting, Treasury, Tax, Credit, Investor Relations, Legal and Internal Audit.

Ms. Walsh brings more than 30 years of valuable experience to Bon-Ton, having held a variety of leadership roles in diverse financial functions throughout her career. She most recently served as Senior Vice President of Finance at Coach, Inc., a leading global company marketing accessible luxury handbags and accessories. In this role, Ms. Walsh was responsible for all corporate financial risk functions, with a focus on financial and strategic planning, capital structure optimization, cost reduction and cash management. Previous assignments at Coach included Chief Risk Officer, Vice President of Finance and Chief Financial Officer of its worldwide wholesale division. Ms. Walsh has had previous experience as Assistant Treasurer of Viacom, Inc., a global media and entertainment company, and The Timberland Company, a manufacturer and worldwide retailer of premium footwear and apparel. Ms. Walsh has a Master of Business Administration degree from Northeastern University and a Bachelor of Arts degree from the University of New Hampshire.

Commenting on Ms. Walsh's appointment, Kathryn Bufano, President and Chief Executive Officer, said, "We are delighted to have Nancy join our executive leadership team. She has a proven track record and brings an extensive financial background and strategic planning experience to Bon-Ton. We also look forward to benefiting from her expertise in capital structure optimization and working capital management as we continue to execute our plan, strengthen our balance sheet and advance our goals."

About The Bon-Ton Stores, Inc.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 270 stores, which includes nine furniture galleries and four clearance centers, in 26 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner's, Boston Store, Carson's, Elder-Beerman, Herberger's and Younkers nameplates. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company's website at http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "may," "could," "will," "plan," "expect," "anticipate," "estimate," "project," "intend" or other similar expressions and include the Company's fiscal 2015 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company's proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company's ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators. Additional factors that could cause the Company's actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company's Form 10-K filed with the Securities and Exchange Commission.

CONTACT: Kim George
         Divisional Vice President
         Investor Relations
         717.751.3071
         kim.george@bonton.com